EXHIBIT 4.8







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                        REGISTRATION RIGHTS AGREEMENT

                           Dated as of June 4, 1997

                                    Among

                           COUNTRYWIDE CAPITAL III,

                     COUNTRYWIDE CREDIT INDUSTRIES, INC.,

                         COUNTRYWIDE HOME LOANS, INC.

                                     and

                            LEHMAN BROTHERS INC.,

                     COUNTRYWIDE SECURITIES CORPORATION,

                            GOLDMAN, SACHS & CO.,

             MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

                            SALOMON BROTHERS INC,

                            as Initial Purchasers


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            This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of June 4, 1997 by and among COUNTRYWIDE CAPITAL III, a Delaware statutory business trust (the "Trust"), COUNTRYWIDE CREDIT INDUSTRIES, INC., a Delaware corporation ("the Company"), COUNTRYWIDE HOME LOANS, INC., a New York corporation ("CHL"), and LEHMAN BROTHERS INC., COUNTRYWIDE SECURITIES CORPORATION, GOLDMAN, SACHS & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and SALOMON BROTHERS INC (collectively, the "Initial Purchasers").

            This Agreement is entered into in connection with the Purchase Agreement, dated as of May 30, 1997, among the Company, CHL, the Trust and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Trust to the Initial Purchasers of an aggregate of $200,000,000 liquidation amount of the Trust's 8.05% Subordinated Capital Income Securities, Series A, liquidation amount $1,000 per security (the "Preferred Securities"). The Company will be the owner of all of the beneficial ownership interest represented by the common securities (the "Common Securities") of the Trust. The Preferred Securities and the Common Securities will be guaranteed by a guarantee (the "Trust Guarantee") by the Company, to the extent provided for in a Guarantee Agreement, dated as of June 4, 1997. Concurrently with the issuance of the Preferred Securities, the Trust Guarantee and the Common Securities, the Trust will invest the proceeds of each thereof in CHL's 8.05% Junior Subordinated Debentures due June 15, 2027, Series A (the "Debentures"). The Debentures will be guaranteed by a guarantee (the "Debt Guarantee" and, together with the Preferred Securities, the Trust Guarantee and the Debentures, the "Securities") by the Company. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Trust, CHL and the Company have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers, and its and their direct and indirect transferees and assigns. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Preferred Securities under the Purchase Agreement.

            The parties hereby agree as follows:

            1. Interpretation and Definitions. In this Agreement, unless the context otherwise requires:

                  (a) capitalized terms used in this Agreement but not defined in the preamble above have the respective meanings assigned to them in this
Section 1.;

                  (b) a term defined anywhere in this Agreement has the same meaning throughout;

                  (c) all references to "the Agreement" or "this Agreement" are to this Agreement as modified, supplemented or amended from time to time;

                  (d) all references in this Agreement to Sections are to Sections of this Agreement, unless otherwise specified;

                  (e) capitalized terms not defined herein shall have the meaning given to such terms in the Declaration or, if the Debentures have been distributed to the Holders of Preferred Securities in liquidation of the Trust, the Indenture;

                  (f) a reference to the singular includes the plural and vice versa and a reference to the masculine form of a term includes the feminine form of a term, as applicable; and

                  (g) the following terms have the following meanings:

                  Additional Distributions:  As defined in Section 5(a).

                  Additional Interest: As defined in Section 5(a).

                  Broker-Dealer: Any broker or dealer registered under the Exchange Act.

                  Closing Date:  The date on which the Securities were sold.

                  Commission:  The Securities and Exchange Commission.

                  Consummate: A Registered Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the New Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Registrants of the New Securities in the same aggregate amount as the aggregate amount of Transfer Restricted Securities that were validly tendered by Holders thereof pursuant to the Exchange Offer.

                  Declaration: The Amended and Restated Declaration of Trust, dated as of June 4, 1997, among the Company, The Bank of New York as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the other trustees named therein, pursuant to which the Preferred Securities are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

                  Distribution:  As defined in the Declaration.

                  Effectiveness Target Date:  As defined in Section 5.

                  Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  Exchange Offer: The registration by the Registrants under the Securities Act of the New Securities pursuant to a Registration Statement pursuant to which the Registrants will offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for New Securities in an aggregate amount equal to the aggregate amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

                  Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the Prospectus which forms a part thereof.

                  Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Securities to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Securities Act, and to certain non-U.S. persons.

                  Guarantee Agreement: The Guarantee Agreement, dated as of June 4, 1997, between the Company and The Bank of New York, as Guarantee Trustee, pursuant to which the Trust Guarantee is being issued, as amended or supplemented from time to time in accordance with the terms thereof.

                  Holders:  As defined in Section 2(b) hereof.

                  Indemnified Holder:  As defined in Section 8(a) hereof.

                  Indenture: The Indenture, dated as of June 4, 1997, among CHL, the Company and The Bank of New York, as trustee (the "Trustee"), pursuant to which the Debentures, the Debt Guarantee, the New Junior Subordinated Debentures and the New Debt Guarantee are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

                  Initial Purchasers:  As defined in the preamble hereto.

                  NASD:  National Association of Securities Dealers, Inc.

                  New Debt Guarantee: The Company's guarantee of the New Junior Subordinated Debentures pursuant to the Indenture.

                  New Junior Subordinated Debentures: CHL's Junior Subordinated Debentures to be issued pursuant to the Indenture in the Exchange Offer.

                  New Securities: The securities to be issued pursuant to the Indenture, the Declaration and the Trust Guarantee Agreement in the Exchange Offer.

                  Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                  Registrants: The Trust, the Company and CHL or, if the Debentures have been distributed to the Holders of the Preferred Securities in liquidation of the Trust, the Company and CHL only.

                  Registration Default:  As defined in Section 5 hereof.

                  Registration Statement: Any registration statement of the Registrants relating to (a) an offering of New Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

                  Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  Shelf Filing Deadline:  As defined in Section 4 hereof.

                  Shelf Registration Statement: As defined in Section 4 hereof.

                  TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb), as amended.

                  Transfer Restricted Securities: Each Security, (for the purposes of this definition, if the Debentures have been distributed to the Holders of Preferred Securities in liquidation of the Trust, each Debenture and the Debt Guarantee) until the earliest to occur of (a) the date on which such Security has been exchanged by a person other than a Broker-Dealer for New Securities in the Exchange Offer, (b) following the exchange by a Broker-Dealer in the Exchange Offer of such Security for one or more New Securities, the date on which such New Securities are sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (d) the date on which such Security is sold to the public pursuant to Rule 144 under the Securities Act.

                  Underwritten Registration or Underwritten Offering: A registration in which securities of the Registrants are sold to an underwriter for reoffering to the public.

            2.    Securities Subject to This Agreement.

                  (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

                  (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

            3.    Registered Exchange Offer.

                  (a) Unless (i) the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), or (ii) CHL has received an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of the consummation of the Exchange Offer, there is more than an insubstantial risk that (1) the Trust would be subject to United States federal income tax with respect to income received or accrued on the Debentures or New Junior Subordinated Debentures, (2) interest payable by CHL on such Debentures or New Junior Subordinated Debentures would not be deductible by CHL, in whole or in part, for United States federal income tax purposes, or (3) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges (in each case a "Tax Event Opinion"), (x) the Registrants shall (A) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 150 days after the Closing Date, a Registration Statement under the Securities Act relating to the New Securities and the Exchange Offer, (B) use their respective reasonable best efforts to cause such Registration Statement to become effective at the earliest possible time, but in no event later than 180 days after the Closing Date, (C) in connection with the foregoing, file (1) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (2) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (3) cause all necessary filings in connection with the registration and qualification of the New Securities to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (y) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Registrants shall commence the Exchange Offer and use their reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 business days thereafter, unless under applicable law the Exchange Offer is required to remain open for a longer period. The Exchange Offer shall be on the appropriate form permitting registration of the New Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of New Securities held by Broker-Dealers as contemplated by Section 3(c) below.

                  (b) The Registrants shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days. The Company and the Trust shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the New Securities shall be included in the Exchange Offer Registration Statement.

                  (c) The Registrants shall indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any Broker-Dealer who holds Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Registrants) may exchange such Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the New Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of New Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy announced after the date of this Agreement.

            The Registrants shall use their respective best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of New Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 90 days from the date on which the Exchange Offer Registration Statement is declared effective.

            The Registrants shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 90-day period in order to facilitate such resales.

            4.    Shelf Registration.

                  (a) Shelf Registration. If (i) the Registrants are not required to file an Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), (ii) the Company has received a Tax Event Opinion (as defined in Section 3(a)) or (iii) if any Holder of Transfer Restricted Securities provides CHL with an opinion of counsel on or before the twentieth business day following the Consummation of the Exchange Offer (A) that such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (B) that such Holder may not resell the New Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales, or (C) that such Holder is a Broker-Dealer and owns Securities acquired directly from the Trust or one of its affiliates, then the Registrants shall use their respective reasonable best efforts to:

                  (x) cause to be filed a shelf registration statement
            pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement"), on or prior to the earliest to occur of (1) the 150th day after the date on which the Registrants determine that they are not required to file the Exchange Offer Registration Statement or (2) the 150th day after the date on which the Registrants receive notice from a Holder of Transfer Restricted Securities as contemplated by clause (iii) above (such earliest date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

                  (y) cause such Shelf Registration Statement to be
            declared effective by the Commission on or prior to the 180th day after the Shelf Filing Deadline.

The Registrants shall use their respective best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this
Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the second anniversary of the Closing Date.

                  (a) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Registrants in writing, within 20 business days after receipt of a request therefor, such information as the Registrants may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Additional Interest and Additional Distributions pursuant to Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information and a sufficient time has passed after the receipt of such information to provide Registrants a reasonable opportunity to satisfy their obligations hereunder. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Registrants all information required to be disclosed in order to make the information previously furnished to the Registrants by such Holder not materially misleading.

            5.    Additional Interests and Additional Distributions.

                  (a) If (a) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (b) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (c) the Exchange Offer has not been Consummated within 30 business days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (d) subject to the provisions of Section 6(c)(i) below with respect to any Shelf Registration Statement, any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within two business days by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (a) through (d), a "Registration Default"), additional interest (the "Additional Interest") shall become payable in respect of the Debentures (including in respect of amounts accruing during any Extension Period (as defined in the Indenture)) and corresponding additional Distributions (the "Additional Distributions") shall accrue to each Holder of Trust Securities with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 liquidation amount of Preferred Securities held by such Holder for each week or portion thereof that the Registration Default continues. The amount of Additional Interest, and the corresponding amount of Additional Distributions accruing to any Holder of Trust Securities shall increase by an additional $.05 per week per $1,000 in liquidation amount of Trust Securities held by such Holder with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest (and corresponding Additional Distributions) of $.25 per week per $1,000 liquidation amount of Trust Securities. All accrued Additional Interest (and corresponding Additional Distributions) shall be paid to Holders by CHL and the Property Trustee in the same manner as interest and Distributions are made pursuant to the Indenture and the Declaration. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of Additional Interest (and corresponding Additional Distributions) with respect to such Transfer Restricted Securities will cease.

                  All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

                  (b) CHL shall notify the Property Trustee (or, if the Debentures shall have been distributed to the Holders of the Preferred Securities in liquidation of the Trust, the Debenture Trustee) within one business day after each and every date on which an event occurs in respect of which Additional Interest (and corresponding Additional Distributions) are required to be paid (an "Event Date"). Additional Interest (and corresponding Additional Distributions) shall be paid by depositing with the Property Trustee (or, if the Debentures shall have been distributed to the Holders of the Preferred Securities in liquidation of the Trust, the Debenture Trustee), in trust, for the benefit of the Holders thereof, on or before the applicable interest payment date (whether or not any payment other than Additional Interest (and corresponding Additional Distributions) is payable on the Preferred Securities or the Debentures, as the case may be), immediately available funds in sums sufficient to pay the Additional Interest (and corresponding Additional Distributions) then due to Holders of Transfer Restricted Securities. Each obligation to pay Additional Interest (and corresponding Additional Distributions) shall be deemed to accrue from the applicable date of the occurrence of the Registration Default.

            6.    Registration Procedures.

                  (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Registrants shall comply with all of the provisions of
Section 6(c) below, shall use their best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

                        (i) If, in the reasonable opinion of counsel to the
            Registrants, there is a question as to whether the Exchange Offer is permitted by applicable law, the Registrants hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Registrants to Consummate an Exchange Offer for the Transfer Restricted Securities. The Registrants hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Registrants hereby agree, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Registrants setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution (which need not be favorable) by the Commission staff of such submission.

                        (ii) As a condition to its participation in the Exchange
            Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Registrants, prior to the Consummation thereof, a written representation to the Registrants (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Registrants, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Securities to be issued in the Exchange Offer and (C) it is acquiring the New Securities in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Registrants' preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of New Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Registrants.

                        (iii) Prior to effectiveness of the Exchange Offer
            Registration Statement, the Registrants shall provide a supplemental letter to the Commission (A) stating that the Registrants are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above and (B) including a representation that the Registrants have not entered into any arrangement or understanding with any Person to distribute the New Securities to be received in the Exchange Offer and that, to the best of the Registrants' information and belief, each Holder participating in the Exchange Offer is acquiring the New Securities in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the New Securities received in the Exchange Offer.

                  (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Registrants shall comply with all the provisions of
Section 6(c) below and shall use their best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Registrants will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

                  (c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Securities by Broker-Dealers), the Registrants shall:

                        (i) use their best efforts to keep such Registration
            Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Registrants shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter; notwithstanding the foregoing, the Registrants may suspend the offering and sales under the Shelf Registration Statement for up to 30 days in each year during which such Shelf Registration Statement is required to be effective and usable hereunder (each such year to be measured from the date of effectiveness of such Shelf Registration Statement to successive anniversaries thereof) if (A) either (y)(I) either the Company or CHL is engaged in a material acquisition or disposition and (II)(aa) such acquisition or disposition is required to be disclosed in the Shelf Registration Statement, the related Prospectus or any amendment or supplement thereto, or the failure by the Registrants to disclose such transaction in the Shelf Registration Statement or related Prospectus, or any amendment or supplement thereto, as then amended or supplemented, would cause such Shelf Registration Statement, Prospectus or amendment or supplement thereto, to contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading, (bb) information regarding the existence of such acquisition or disposition has not then been publicly disclosed by or on behalf of the Company or CHL and (cc) a majority of the Board of Directors of the Company or CHL, as the case may be, determines in the exercise of its good faith judgment that disclosure of such acquisition or disposition would not be in the best interest of such Registrant or would have a material adverse effect on the consummation of such acquisition or disposition or (z) a majority of the Board of Directors of the Company determines in the exercise of its good faith judgment that compliance with the disclosure obligations set forth in this Section 6(c)(i) would otherwise have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (B) the Registrants notify the Holders within two business days after such Boards of Directors make the relevant determinations set forth in clause (A); provided, however, that in each such case (1) the applicable period specified in Section 4 hereof during which the Shelf Registration Statement is required to be kept effective and usable shall be extended by the number of days during which such effectiveness was suspended pursuant to the foregoing, (2) the Registrants shall use all reasonable efforts to permit resumption of the offering and sales under the Shelf Registration Statement at the earliest practicable time and (3) the Additional Interest (and corresponding Additional Distributions) provided for in Section 5 hereof shall not apply during any period the Registrants are permitted to suspend offerings and sales under this sentence;

                        (ii) prepare and file with the Commission such
            amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                        (iii) advise the underwriter(s), if any, and selling
            Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Registrants shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                        (iv) furnish to each of the selling Holders and each of
            the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review of such Holders and underwriter(s), if any, for a period of at least five business days, and the Registrants will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which a selling Holder of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object within five business days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

                        (v) promptly prior to the filing of any document that is
            to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s), if any, make the Registrants' representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

                        (vi) make available at reasonable times for inspection
            by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Registrants and cause the Registrants' officers, trustees, directors, managers and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;

                        (vii) if requested by any selling Holders or the
            underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the liquidation or principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Registrants are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                        (viii)cause the Transfer Restricted Securities covered
            by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate liquidation or principal amount of Securities covered thereby or the underwriter(s), if any;

                        (ix) furnish to each selling Holder and each of the
            underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                       (x) deliver to each selling Holder and each of the
            underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Registrants hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                        (xi) enter into such agreements (including an
            underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be requested by any Initial Purchaser or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and in connection with an Underwritten Registration, the Registrants shall:

                              (A) upon request, furnish to each selling Holder
                  and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Shelf Registration Statement:

                                    (1) a certificate, dated the date of the
                        effectiveness of the Shelf Registration Statement, signed by (x) the Chairman of the Board, President, Vice Chairman of the Board, Executive Vice President, Senior Managing Director or a Managing Director of the Company,
                        (y) the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer or a Managing Director of CHL and (z) the Chief Financial Officer of the Company and CHL, confirming, as of the date thereof, such matters as such parties may reasonably request;

                                    (2) an opinion, dated the date of the
                        effectiveness of the Shelf Registration Statement, of counsel for the Registrants, covering such matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Registrants, representatives of the independent public accountants for the Company, the Initial Purchasers' representatives and the Initial Purchasers' counsel in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company, CHL and the Trust and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                                    (3) a customary comfort letter, dated the
                        date of the effectiveness of the Shelf Registration Statement, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings.

                              (B) set forth in full or incorporate by reference
                  in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                              (C) deliver such other documents and certificates
                  as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Registrants pursuant to this clause (xi), if any.

                        If at any time the representations and warranties of the
            Company contemplated in clause (A)(1) above cease to be true and correct, the Company shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

                        (xii) prior to any public offering of Transfer
            Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that no Registrant shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                        (xiii)issue, upon the request of any Holder of
            Securities covered by the Shelf Registration Statement, New Securities in the same amount as the Securities surrendered to the Registrants by such Holder in exchange therefor or being sold by such Holder; such New Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Securities held by such Holder shall be surrendered to the Registrants for cancellation;

                        (xiv) cooperate with the selling Holders and the
            underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

                        (xv) use its best efforts to cause the Transfer
            Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

                        (xvi) subject to the provisions of Section 6(c)(i) above
            with respect to any Shelf Registration Statement, if any fact or event contemplated by clause (c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                        (xvii)provide CUSIP numbers for all Transfer Restricted
            Securities not later than the effective date of the Registration Statement and provide certificates for the Transfer Restricted Securities;

                        (xviii)cooperate and assist in any filings required to
            be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

                        (xix) otherwise use its best efforts to comply with all
            applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

                        (xx) cause the Indenture and, if the Debentures shall
            not have been distributed to the Holders of the Preferred Securities in liquidation of the Trust, the Declaration and the Trust Guarantee to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture, the Declaration and the Trust Guarantee as may be required for the Indenture, the Declaration and the Trust Guarantee to be so qualified in accordance with the terms of the TIA; and execute and use their best efforts to cause the Indenture Trustee, Trust Guarantee Trustee and the Property Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

                        (xxi) provide promptly to each Holder upon request each
            document filed with the Commission pursuant to the requirements of
            Section 13 and Section 15 of the Exchange Act.

            Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from any Registrant of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the "Advice") by any Registrant that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by a Registrant, each Holder will deliver to such Registrant (at the Registrants' expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company, CHL or the Trust shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice.

            7.    Registration Expenses.

            All expenses incident to the Registrants' performance of or compliance with this Agreement will be borne by CHL, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the New Securities to be issued in the Exchange Offer and printing of Prospectuses) and messenger and delivery services; (iv) all fees and disbursements of counsel for the Registrants; (v) all application and filing fees in connection with listing Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

            The Registrants will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts and legal counsel, retained by the Registrants.

            8.    Indemnification and Contribution.

                  (a) In connection with a Shelf Registration Statement or in connection with any delivery of a Prospectus contained in an Exchange Offer Registration Statement by any participating Broker-Dealer or Initial Purchaser, as applicable, who seeks to sell New Securities, the Company and CHL, jointly and severally, shall indemnify and hold harmless each Holder of Transfer Restricted Securities included within any such Shelf Registration Statement and each participating Broker-Dealer or Initial Purchaser selling New Securities, and each person, if any, who controls any such person within the meaning of the Securities Act (each, a "Participant"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities) to which such Participant or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
(i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, such Registration Statement or any Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Participant promptly upon demand for any legal or other expenses reasonably incurred by such Participant in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) the Company and CHL shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or any prospectus forming part thereof or in any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company, CHL and the Trust by or on behalf of any Participant specifically for inclusion therein; and provided further that as to any preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any such Participant or any controlling person of such Participant on account of any loss, claim, damage, liability or action arising from the sale of the New Securities to any person by that Participant if (i) that Participant failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act and (ii) the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary Prospectus was corrected in the Prospectus, unless, in each case, such failure resulted from non-compliance by the Registrants with Section 6(c). The foregoing indemnity agreement is in addition to any liability which the Registrants may otherwise have to any Participant or to any controlling person of that Participant.

                  (b) Each Participant, severally and not jointly, shall indemnify and hold harmless the Registrants, each of their respective trustees, directors, officers, employees or agents and each person, if any, who controls the Company, CHL or the Trust within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Registrants or any such director, officer, employees or agents or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, Registration Statement or Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Registrants by or on behalf of that Participant specifically for inclusion herein, and shall reimburse the Registrants and any such trustee, director, officer, employees or agents or controlling person for any legal or other expenses reasonably incurred by the Registrants or any such trustee, director, officer, employees or agents or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Participant may otherwise have to the Registrants or any such trustee, director, officer or controlling person.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the defendants in any such action include both the indemnified and indemnifying party or parties the indemnified party or parties shall have the right to employ separate counsel if, in the reasonable judgment of such indemnified party or parties, there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party or parties, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party or parties (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one separate counsel in any single jurisdiction). Each indemnified party, as a condition of the indemnity agreements contained in Section 8, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

                  (d) If the indemnification hereinbefore provided for in this
Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Registrants on the one hand and the Participants on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Registrants or the Participants, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Registrants and the Participants agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Participant shall be required to contribute any amount in excess of the amount by which the total proceeds received by such Participant with respect to the sale of its Securities exceeds the amount of any damages which such Participant has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Participants' obligations to contribute as provided in this Section 8(d) are several and not joint.

            9. Rule 144A.

            The Registrants hereby agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available upon request to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information, if any, required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

            10.   Participation in Underwritten Registrations.

            No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

            11.   Selection of Underwriters.

            The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal or liquidation amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.

            12.   Miscellaneous.

                  (a) Remedies. Each of the Company, CHL and the Trust agrees that monetary damages (including any Additional Interest or Additional Distributions contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. The Company, CHL and the Trust shall not on or after the date of this Agreement enter into any agreement with respect to their securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company, CHL and the Trust have not previously entered into any agreement granting any registration rights pursuant to which the holders of such rights have any right to demand or request that the Company register the securities held by them (or any securities they have any right to acquire) as a result of the filing of any Registration Statement required to be filed hereunder. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Trust's, CHL's and the Company's securities under any agreement in effect on the date hereof.

                  (c) Adjustments Affecting the Securities. The Company, CHL and the Trust shall not take any action, or permit any change to occur, with respect to Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

                  (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company, CHL and the Trust have obtained the written consent of Holders of a majority of the outstanding principal or liquidation amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal or liquidation amount of Transfer Restricted Securities being tendered or registered.

                  (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                        (i) if to a Holder, at the address set forth on the records of the Trust; and

                        (ii) if to the Company, CHL and the Trust:

                              c/o Countrywide Credit Industries, Inc.
                              4500 Park Granada
                              Calabasas, California  91302
                              Attn:  General Counsel

                              With a copy to:

                              Fried, Frank, Harris, Shriver & Jacobson
                              One New York Plaza
                              New York, New York  10004
                              Attn:  Kenneth R. Blackman, Esq.

            All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

            Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Indenture Trustee at the address specified in the Indenture.

                  (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder. The indemnity agreement of the Company and CHL contained in Section 8(a) of this Agreement shall also be deemed to be for the benefit of each of the Participants; and the indemnity agreement of the Participants contained in
Section 8(b) of this Agreement shall also be deemed to be for the benefit of directors, officers and employees of the Company and CHL and the trustees of the Trust and any Person controlling the Company, CHL or the Trust within the meaning of the Securities Act.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

                  (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (k) Entire Agreement. This Agreement together with the other transaction documents is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company, CHL and the Trust with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  (l) Required Consents. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    COUNTRYWIDE CREDIT INDUSTRIES, INC.

                                    By:  /s/Stanford L. Kurland
                                         -------------------------------
                                         Name:  Stanford L. Kurland
                                         Title: Senior Managing Director


                                    COUNTRYWIDE HOME LOANS, INC.


                                    BY:  /s/Stanford L. Kurland
                                         -------------------------------
                                         Name:  Stanford L. Kurland
                                         Title: Senior Managing Director


                                    COUNTRYWIDE CAPITAL III


                                    BY:  /s/Sandor E. Samuels
                                         -------------------------------
                                                REGULAR TRUSTEE

Accepted as of the date thereof

LEHMAN BROTHERS INC.,
   for itself and on behalf of the
   other Initial Purchasers Identified
   in this Agreement

By:  /s/Neil Sherman
    -----------------------
    Name: Neil Sherman
    Title:Managing Director